                         AGREEMENT OF PURCHASE AND SALE


                                 BY AND BETWEEN


                      ADVENT REALTY LIMITED PARTNERSHIP AND
          ADVENT REALTY LIMITED PARTNERSHIP II (COLLECTIVELY "SELLER")


                                       AND



                             BRANDYWINE REALTY TRUST
                                  ("PURCHASER")





                                  APRIL 7, 1997



                 Re: Oxford Corporate Center, Bucks County, PA;
       Springhouse Corporate Center, Lower Gwynedd, Montgomery County, PA;
         Greentree Commons, Evesham Township, Burlington County, NJ; and
          Highlands Business Center, Westhampton, Burlington County, NJ



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                                TABLE OF CONTENTS
ARTICLE I......................................................................1
Sale of Property...............................................................1
         1.1.  Sale of Property................................................1
                  1.1.1.  Land and Improvements................................1
                  1.1.2.  Leases...............................................2
                  1.1.3.  Real Property........................................2
                  1.1.4.  Personal Property....................................2
                  1.1.5.  Intangible Property..................................2
ARTICLE II.....................................................................2
Purchase Price.................................................................3
         2.1.  Purchase Price..................................................3
ARTICLE III....................................................................3
Deposit........................................................................3
         3.1.  Initial Deposit.................................................3
         3.2.  Additional Deposit..............................................3
         3.3.  Application Upon Default........................................3
         3.4.  Interest Bearing................................................3
         3.5.  Escrow Agent....................................................4
ARTICLE IV.....................................................................4
Closing, Prorations and Closing Costs..........................................4
         4.1.  Closing.........................................................4
         4.2.  Prorations......................................................4
                  4.2.1.  Taxes................................................4
                  4.2.2.  Insurance............................................5
                  4.2.3.  Utilities............................................5
                  4.2.4.  Rents................................................5
                  4.2.5.  Calculations.........................................6
         4.3.  Closing Costs...................................................6
         4.4.  Commissions and Leasing Costs...................................6
         4.5.  Costs Under Bisys Lease.........................................7
ARTICLE V......................................................................7
Purchaser's Right of Inspection; Feasibility Period............................7
         5.1.  Right to Evaluate...............................................7
         5.2.  Inspection Obligations and Indemnity............................8
         5.3.  Seller Deliveries...............................................9
         5.4.  Independent Examination........................................10
         5.5.  Termination Right..............................................10
         5.6.  Copies of Reports..............................................10
ARTICLE VI....................................................................11
Title and Survey Matters......................................................11
         6.1.  Title..........................................................11
         6.2.  Survey.........................................................12

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ARTICLE VII...................................................................12
Representations and Warranties of the Seller..................................12
         7.1.  Seller's Representations.......................................12
                  7.1.1.   Authority..........................................12
                  7.1.2.   Bankruptcy or Debt of Seller.......................13
                  7.1.3.   Environmental Reports..............................13
                  7.1.4.   Foreign Person.....................................13
                  7.1.5.   Employment.........................................13
                  7.1.6.   Service Contracts..................................13
                  7.1.7.   Leases.............................................13
                  7.1.8.   Compliance With Law................................14
                  7.1.9.   Insurance..........................................14
                  7.1.10.  Operating Statement................................14
                  7.1.11.  Rights to Purchase.................................14
                  7.1.12.  No Litigation......................................14
                  7.1.13.  Condemnation.......................................14
                  7.1.14.  No Brokers.........................................14
                  7.1.15.  Completion of Tenant Improvement Obligations.......14
                  7.1.16.  Seller's Knowledge.................................15
         7.2.  Change in Representation/Waiver................................15
         7.3.  Survival.......................................................15
ARTICLE VIII..................................................................16
Representations, Warranties and Covenants of Purchaser........................16
         8.1.  Representations and Warranties.................................16
                  8.1.1.  Authority...........................................16
                  8.1.2.  Bankruptcy or Debt of Purchaser.....................16
                  8.1.3.  ERISA Compliance....................................16
         8.2.  No Financing Contingency.......................................17
         8.3.  Purchaser's Acknowledgment.....................................17
         8.4.  Purchaser's Release............................................18
         8.5.  Survival.......................................................18
ARTICLE IX....................................................................19
Seller's Interim Operating Covenants..........................................19
         9.1.   Operations....................................................19
         9.2.   Maintain Insurance............................................19
         9.3.   Personal Property.............................................19
         9.4.   No Sales......................................................19
         9.5.   Tenant Leases.................................................19
         9.6.   Alterations...................................................20
         9.7.   Bill Tenants..................................................20
         9.8.   Notice to Purchaser...........................................20
         9.9.   Comply with Leases............................................20
         9.10.  No New Agreements.............................................20
         9.11.  Tax Disputes..................................................21

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ARTICLE X.....................................................................21
Closing Conditions............................................................21
         10.1.  Conditions to Obligations of Seller...........................21
                  10.1.1.  Representations, Warranties and Covenants
                           of Purchaser.......................................21
                  10.1.2.  No Orders..........................................21
         10.2.  Conditions to Obligations of Purchaser........................21
                  10.2.1.  Representations, Warranties and Covenants
                           of Seller..........................................22
                  10.2.2.  No Orders..........................................22
                  10.2.3.  ISRA Non-Applicability Letter......................22
                  10.2.4.  Tenant Estoppels...................................22
                  10.2.5.  Title Policy.......................................23
                  10.2.6.  Possession of the Property.........................23
ARTICLE XI....................................................................23
Closing.......................................................................23
         11.1.  Purchaser's Closing Obligations...............................23
                  11.1.1.  ...................................................23
                  11.1.2.  ...................................................23
                  11.1.3.  ...................................................23
                  11.1.4.  ...................................................23
                  11.1.5.  ...................................................23
                  11.1.6.  ...................................................23
         11.2.  Seller's Closing Obligations..................................24
                  11.2.1.  ...................................................24
                  11.2.2.  ...................................................24
                  11.2.3.  ...................................................24
                  11.2.4.  ...................................................24
                  11.2.5.  ...................................................24
                  11.2.6.  ...................................................24
                  11.2.7.  ...................................................24
                  11.2.8.  ...................................................25
                  11.2.9.  ...................................................25
                  11.2.10. ...................................................25
                  11.2.11. ...................................................25
                  11.2.12. ...................................................25
ARTICLE XII...................................................................25
Risk of Loss..................................................................25
         12.1.  Condemnation and Casualty.....................................25
         12.2.  Condemnation not Material.....................................26
         12.3.  Casualty Not Material.........................................26
         12.4.  Materiality...................................................26
ARTICLE XIII..................................................................26
Default.......................................................................26
         13.1.  Default by Seller.............................................26

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         13.2.  Default by Purchaser..........................................27
ARTICLE XIV...................................................................27
Brokers.......................................................................27
         14.1.  Brokers.......................................................27
ARTICLE XV....................................................................28
Confidentiality...............................................................28
         15.1.  Confidentiality...............................................28
         15.2.  Post Closing Publication......................................29
ARTICLE XVI...................................................................29
Miscellaneous.................................................................29
         16.1.   Notices......................................................29
         16.2.   Governing Law................................................30
         16.3.   Headings.....................................................30
         16.4.   Effective Date...............................................30
         16.5.   Business Days................................................30
         16.6.   Counterpart Copies...........................................30
         16.7.   Binding Effect...............................................30
         16.8.   Assignment...................................................30
         16.9.   Interpretation...............................................31
         16.10.  Entire Agreement.............................................31
         16.11.  Severability.................................................31
         16.12.  Survival.....................................................31
         16.13.  Exhibits.....................................................31
         16.14.  Time.........................................................32
         16.15.  Limitation of Liability......................................32
         16.16.  Prevailing Party.............................................32
         16.17.  Escrow Agreement.16.17.1.....................................32
                  16.17.1.  Instructions......................................32
                  16.17.2.  Real Estate Reporting Person......................32
         16.18.  Liability of Escrow Agent....................................33
         16.19.  No Recording.................................................33
         16.20.  Waiver of Trial by Jury......................................34
         16.21.  [Intentionally Omitted.16.22.................................34
         16.22.  Several Obligations of Seller................................34
         16.23.  Portfolio Sale...............................................34
         16.24.  SEC Reporting Requirements...................................35

                         AGREEMENT OF PURCHASE AND SALE

         THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made and entered into as of the 7th day of April, 1997, by and between ADVENT REALTY LIMITED PARTNERSHIP ("Fund I") and ADVENT REALTY LIMITED PARTNERSHIP II ("Fund II"), each a Delaware limited partnership (Fund I and Fund II are hereinafter collectively referred to as "Seller", notwithstanding that their obligations are several, not joint obligations) and BRANDYWINE REALTY TRUST, a Maryland real estate investment trust (hereinafter referred to as "Purchaser").

         In consideration of the mutual promises, covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                   ARTICLE I.

                                SALE OF PROPERTY


         1.1 SALE OF PROPERTY. Fund I (as to Springhouse, Oxford and Greentree (as each is hereinafter defined)) and Fund II (as to Highlands (as hereinafter defined)) hereby agrees to sell, assign and convey to Purchaser and Purchaser agrees to purchase from Seller, all of Seller's respective right, title and interest in and to, the following:


         1.1.1. LAND AND IMPROVEMENTS. Those certain parcels of land (the "Land"), being more particularly described as follows: (a) that certain property more particularly described on Exhibit A-1 hereto located in Bucks County, Pennsylvania, known as Oxford Corporate Center, which is improved with three (3) buildings containing approximately one hundred fifteen thousand three hundred ninety (115,390) square feet of space ("Oxford"); (b) that certain property more particularly described on Exhibit A-2 hereto located in Lower Gwynedd, Montgomery County, Pennsylvania, known as Springhouse Corporate Center, which is improved with two (2) buildings containing approximately one hundred thirty nine thousand four hundred sixty seven (139,467) square feet of space ("Springhouse"); (c) that certain property more particularly described on Exhibit A-3 hereto located in Evesham Township, Burlington County, New Jersey, known as Greentree Commons, which is improved with four (4) buildings containing approximately forty three thousand nine hundred seventy six (43,976) square feet of space ("Greentree"); and (d) that certain property more particularly described on Exhibit A-4 hereto located in Westhampton, Burlington County, New Jersey, known as Highlands Business Center totaling approximately seventy acres of land, which is comprised of (i) eight (8) improved, undeveloped parcels comprised of approximately 37.0999 acres of land, and (ii) four (4) parcels of land improved, in the aggregate with four (4) buildings containing approximately three hundred eighty eight thousand nine hundred eighty eight (388,988) square feet of space ("Highlands") in each case, together with any improvements located thereon (the "Improvements");


         1.1.2. LEASES. All leases, subleases, licenses and other occupancy agreements, together with any and all amendments, modifications or supplements thereto, are hereafter referred to collectively as the "Leases" being more particularly described on Exhibits G-1 through G-4 attached hereto, and all prepaid rent attributable to the period following the Closing, and subject to
Section 4.2.4 below, the security deposits under such Leases (collectively, the "Leasehold Property");


         1.1.3. REAL PROPERTY. All rights, privileges and easements appurtenant to Seller's interest in the Land and the Improvements, if any, including, without limitation, all of Seller's right, title and interest, if any, in and to all mineral and water rights and all easements, licenses, covenants and other rights-of-way and privileges, and rights to any land lying in the bed of any street, road or avenue, open or proposed, adjoining thereto, and all other appurtenances used in connection with the beneficial use and enjoyment of the Land and the Improvements (the Land, the Improvements and all such easements and appurtenances are sometimes collectively referred to herein as the "Real Property").


         1.1.4. PERSONAL PROPERTY. All personal property (including furniture, furnishings, machinery and equipment), if any, owned by Seller and located on the Real Property as of the date hereof, all inventory located on the Real Property on the date of Closing (hereinafter defined), and all fixtures (if any) owned by Seller and located on the Real Property as of the date hereof including, without limitation: all of Seller's right, title and interest to the items listed on the Schedule of Inventory attached hereto as Exhibit E; renderings; awnings; and all architects', engineers', surveyors' and other real estate professionals' plans and specifications (the "Personal Property"); and


         1.1.5. INTANGIBLE PROPERTY. All trademarks, trade names and logos, if any, used or useful in connection with the Real Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller's affiliated companies (collectively, the "Trade Names"), together with the Seller's interest, if any, in and to any service, equipment, supply and maintenance contracts (the "Contracts"), guarantees, licenses, approvals, certificates, permits and warranties relating to the property, to the extent assignable (collectively, the "Intangible Property"). (The Real Property, the Leasehold Property, the Personal Property, the Trade Names and the Intangible Property are sometimes collectively hereinafter referred to as the "Property").

                                   ARTICLE II.

                                 Purchase Price


         2.1. PURCHASE PRICE. The purchase price for the Property shall be Forty One Million Six Hundred Twenty Five Thousand and No/100 Dollars ($41,625,000.00) (the "Purchase Price"). The Purchase Price, as adjusted by all prorations as provided for herein, shall be paid to Seller by Purchaser at Closing, as herein defined, by wire transfer of immediately available federal funds.

                                  ARTICLE III.

                                     Deposit


         3.1. INITIAL DEPOSIT. Upon the Effective Date, as defined in Section
16.4 of this Agreement and as a condition precedent to the formation of this Agreement, Purchaser shall deposit One Hundred Thousand Dollars ($100,000.00) (the "Initial Deposit") with Commonwealth Land Title Insurance Company (National Title Service) (the "Escrow Agent") in immediately available federal funds, the receipt of which is hereby acknowledged by Escrow Agent's execution hereof. If Purchaser shall fail to deposit the Initial Deposit within the time period provided for above, Seller may at any time prior to the deposit of the Initial Deposit, terminate this Agreement, in which case this Agreement shall be null and void ab initio and in such event Escrow Agent shall immediately deliver to Seller all copies of this Agreement in its possession and thereafter, neither party shall have any further rights or obligations to the other hereunder, except as otherwise set forth in this Agreement.


         3.2. ADDITIONAL DEPOSIT. If Purchaser elects not to terminate this Agreement in accordance with Section 5.5 herein, then on or before the expiration of the Feasibility Period (as defined herein), time being of the essence, Purchaser shall make an additional deposit in the amount of Two Hundred Thousand Dollars ($200,000.00) (the "Additional Deposit") in immediately available federal funds, with Escrow Agent. The Initial Deposit and the Additional Deposit (together with any interest thereon, regardless of whether the payment of interest is herein otherwise specified) are collectively referred to herein as the "Deposit."


         3.3. APPLICATION UPON DEFAULT. If the Closing occurs, the Deposit shall be paid to Seller and credited against the Purchase Price at Closing. If the Closing does not occur in accordance with the terms hereof, the Deposit shall be held and delivered as hereinafter provided.


         3.4. INTEREST BEARING. The Deposit shall (i) be held in an interest-bearing escrow account by Escrow Agent in an institution as directed by

Purchaser and reasonably acceptable to Seller and (ii) shall include any interest earned thereon. To allow the interest bearing account to be opened, Purchaser's and Seller's tax identification or social security numbers are set forth below their signatures.


         3.5. ESCROW AGENT. Escrow Agent is executing this Agreement to acknowledge Escrow Agent's responsibilities hereunder, which may be modified only by a written amendment signed by all of the parties. Any amendment to this Agreement that is not signed by Escrow Agent shall be effective as to the parties thereto, but shall not be binding on Escrow Agent. Escrow Agent shall accept the Deposit with the understanding of the parties that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability of the performance or non-performance of Purchaser or Seller hereunder to either of them. Additional provisions with respect to the Escrow Agent are set forth in
Article XVI.

                                   ARTICLE IV.

                      Closing, Prorations and Closing Costs


         4.1. CLOSING. The closing of the purchase and sale of the Property shall occur on or before 10:00 a.m. local time on a date which is not later than ten (10) following the expiration of the Feasibility Period (as defined herein), and shall be conducted pursuant to escrow arrangements with the Title Company (as hereinafter defined) or at such place agreed to by Seller and Purchaser. "Closing" shall be deemed to have occurred when the Title Company has been instructed by both parties to release escrow and to record the Deed. Time is of the essence. The date of Closing is referred to in this Agreement as the "Closing Date."


         4.2. PRORATIONS. All matters involving prorations or adjustments to be made in connection with Closing and not specifically provided for in some other provision of this Agreement shall be adjusted in accordance with this Section 4.2.

         Except as otherwise set forth herein, all items to be prorated pursuant to this Section 4.2 shall be prorated as of midnight of the day immediately preceding the Closing Date with Purchaser to be treated as the owner of the Property, for purposes of prorations of income and expenses, on and after the Closing Date.


         4.2.1. TAXES. Real estate and personal property taxes and special assessments, if any, shall be prorated as of the Closing Date. Seller shall pay all real estate and personal property taxes and special assessments attributable to the Property to, but not including, the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for the year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding tax year and such proration shall be adjusted in cash between Seller and Purchaser upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs, differ from the amounts used in the Closing in accordance with the provisions of Section 4.2.5 hereof. All taxes imposed due to a change of use of the Property after the Closing Date shall be paid by the Purchaser.


         4.2.2. INSURANCE. There shall be no proration of Seller's insurance premiums or assignment of Seller's insurance policies. Purchaser shall be obligated (at its own election) to obtain any insurance coverage deemed necessary or appropriate by Purchaser. Except as otherwise expressly set forth in Article XII pursuant to an assignment by Seller, Purchaser shall have no interest in or be deemed a beneficiary under Seller's insurance policies.


         4.2.3. UTILITIES. Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating expenses relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller at Closing based upon the last meter readings, if available, and then adjusted, as necessary, immediately after the same have been determined. Seller shall attempt to have all utility meters read as of the Closing Date. Purchaser shall cause all utility services to be placed in Purchaser's name as of the Closing Date. All utility deposits in Seller's name shall be assigned to Purchaser as of the Closing Date and Seller shall receive a credit therefor at Closing.


         4.2.4. RENTS. Rents (including, without limitation, estimated pass-through payments, payments for 1997 year-end common area maintenance reconciliations and all additional charges payable by tenants under the Leases, (collectively, "Rents")) collected by Seller prior to Closing shall be prorated as of the Closing Date. During the period after Closing, Purchaser shall deliver to Seller any and all Rents accrued but uncollected as of the Closing Date to the extent subsequently collected by Purchaser; provided, however, Purchaser shall apply Rents received after Closing first to payment of current Rent then due, and thereafter to delinquent Rents (other than "true up" payments received from tenants attributable to a year-end reconciliation of actual and budgeted pass-through payments which shall be allocated among Seller and Purchaser pro rata in accordance with their respective period of ownership as set forth in
Section 4.2.5 below). Seller shall have the right, after Closing, to proceed against tenants for delinquent Rents allocable to the period of Seller's ownership of the Property; provided, however, that Seller shall have no right to seek to evict or dispossess tenants or to terminate their respective leases. Purchaser agrees that it shall use commercially reasonable efforts to collect all pass-through rents payable by tenants and any delinquent Rents (provided, however, that Purchaser shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing delinquent Rents). The amount of any unapplied security deposits under the Leases held by Seller in cash shall be credited against the Purchase Price; accordingly, Seller shall retain the actual cash deposits. If any security deposits are in the form of a letter of credit, Seller shall assign such letter of credit to Purchaser and deliver the original letter of credit to Purchaser at Closing.


         4.2.5. CALCULATIONS. For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty five (365) day year. The amount of such prorations shall be initially performed at Closing but shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser agree to cooperate and use their best efforts to make such adjustments no later than sixty (60) days after the Closing (or as soon thereafter as may be practicable, with respect to common area maintenance and other additional rent charges (including pass-throughs for real estate and personal property taxes and special assessments) payable by tenants under leases). Except as set forth in this
Section 4.2, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser. The provisions of Section 4.2 shall survive the Closing.


         4.3. CLOSING COSTS. All state or county documentary stamps and transfer and recordation taxes on the deeds with respect to Greentree and Highlands shall be paid by Seller. With respect to Oxford and Springhouse, Seller and Purchaser shall each pay one half of any applicable state or county documentary stamps and transfer and recordation taxes on the deeds. Purchaser shall pay title examination costs, title insurance premiums, survey costs and all other costs associated with Purchaser's due diligence. Each party shall be responsible for its own attorney's fees. Any other closing fees or expenses shall be split between Seller and Purchaser in accordance with local practices.


         4.4. COMMISSIONS AND LEASING COSTS. Subject to the provisions of
Section 4.5 below, Seller shall be responsible for all leasing and brokerage commissions and other leasing costs (including, without limitation, tenant improvement costs, required capital improvements, free rent credits, holdover rents and eviction costs) arising (i) prior to the Effective Date with respect to the Leases and (ii) after the Effective Date but prior to Closing to the extent that such obligations do not relate to Approved New Leases (as hereinafter defined). Provided that Closing shall occur, Purchaser shall be responsible for all other leasing and brokerage commissions and other leasing costs (including, without limitation, tenant improvement costs, required capital improvements, free rent credits, holdover rents and eviction costs).


         4.5. COSTS UNDER BISYS LEASE. Seller agrees to pay all of the tenant improvement and leasing commission costs currently due and payable in connection with the Bisys lease at Springhouse, consisting of all costs (tenant improvements, leasing commissions, required capital improvements and free rent credits) associated with Bisys' existing 53,849 square feet and 4,737 square feet of "must take" space currently occupied by the tenant, but excluding all tenant improvement and leasing commission costs arising pursuant to any renewal or expansion rights under such lease; provided, however, that with respect to the unfunded $4.00 per square foot tenant improvement obligation in connection with the 53,849 square feet of space, Seller shall pay such amount to Purchaser upon receipt by Seller of notice from Purchaser that Bisys has requested such payment from Purchaser. At Closing, Seller shall receive a credit on the settlement sheet equal to one half (1/2) of the leasing commissions paid by Seller with respect to the "must take" space to the extent that Seller has paid such amounts prior to Closing as set forth on Exhibit P attached hereto. Purchaser shall assume and agrees to pay all costs (including, without limitation, all tenant improvements, leasing commissions, required capital improvements, free rent credits, holdover rent and eviction costs) associated with Bisys' 15,920 square feet of "must take" space, as outlined in a letter from Mr. James Raisides dated February 20, 1997.

                                   ARTICLE V.

               Purchaser's Right of Inspection; Feasibility Period

         5.1. RIGHT TO EVALUATE. Commencing on the Effective Date and continuing until 5:00 p.m. local time on that day that is thirty (30) days after the Effective Date (the "Feasibility Period"), Purchaser and its agents shall have the right during business hours (with reasonable advance notice to Seller subject to the rights of the tenants in possession), at Purchaser's sole cost and expense and at Purchaser's and its agents' sole risk, to perform inspections and tests of the Property and to perform such other analyses, inquiries and investigations as Purchaser shall deem necessary or appropriate; provided, however, that in no event shall (i) such inspections or tests unreasonably disrupt or disturb the on-going operation of the Property or the rights of the tenants at the Property, or (ii) Purchaser or its agents or representatives conduct any physical testing, drilling, boring, sampling or removal of, on or through the surface of the Property (or any part or portion thereof) including, without limitation, any ground borings or invasive testing of the Improvements (collectively, "Physical Testing"), without Seller's prior written consent, which consent may be given or withheld in Seller's sole and absolute discretion. In the event Purchaser desires to conduct any such Physical Testing of the Property, then Purchaser shall submit to Seller, for Seller's approval, a written detailed description of the scope and extent of the proposed Physical Testing, which approval may be given or withheld in Seller's sole and absolute discretion. If Seller does not approve the Physical Testing or approves only a portion thereof, Purchaser may, at its option, by sending written notice to Seller, elect to, either (i) terminate this Agreement or (ii) conduct during the Feasibility Period that portion of the Physical Testing approved by Seller, if any, or if Seller disapproves the entire proposed Physical Testing, affirmatively agree to forego any Physical Testing of the Property. In the event Purchaser terminates this Agreement as aforesaid, the Deposit, plus all interest accrued thereon, shall be immediately refunded to Purchaser and this Agreement shall terminate and be of no further force and effect other than the Surviving Termination Obligations (as hereinafter defined). In no event shall Seller be obligated as a condition of this transaction to perform or pay for any environmental remediation of the Property recommended by any such Physical Testing. After making such tests and inspections, Purchaser agrees to promptly restore the Property to its condition prior to such tests and inspections (which obligation shall survive the Closing or any termination of this Agreement). Prior to Purchaser entering the Property to conduct the inspections and tests described above, Purchaser shall obtain and maintain, at Purchaser's sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall cause each of its agents and contractors to obtain and maintain, and, upon request of Seller, shall deliver to Seller evidence of, the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence, such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and tests. Seller shall have the right, in its discretion, to accompany Purchaser and/or its agents during any inspection (including, but not limited to, tenant interviews) provided Seller or its agents do not unreasonably interfere with Purchaser's inspection.


         5.2. INSPECTION OBLIGATIONS AND INDEMNITY. Purchaser and its agents and representatives shall: (a) not unreasonably disturb the tenants of the Improvements or interfere with their use of the Real Property pursuant to their respective Leases; (b) not interfere with the operation and maintenance of the Real Property; (c) not damage any part of the Property or any personal property owned or held by any tenant; (d) not injure or otherwise cause bodily harm to Seller, its agents, contractors and employees or any tenant; (e) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (f) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (g) restore the Improvements and the surface of the Real Property to the condition in which the same was found before any such inspection or tests were undertaken; and (h) not reveal or disclose any information obtained during the Feasibility Period concerning the Property to anyone outside Purchaser's organization other than its agents, consultants, representatives, and lenders and its and their legal counsel, or as otherwise required by applicable law. Purchaser shall, at its sole cost and expense, comply with all applicable federal, state and local laws, statutes, rules, regulations, ordinances or policies in conducting its inspection of the Property and Physical Testing. Purchaser shall, and does hereby agree to indemnify, defend and hold the Seller, its partners, officers, directors, employees, agents, attorneys and their respective successors and assigns, harmless from and against any and all claims, demands, suits, obligations, payments, damages, losses, penalties, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees) arising out of Purchaser's or Purchaser's agents' actions taken in, on or about the Property in the exercise of the inspection right granted pursuant to Section 5.1, including, without limitation, (i) claims made by any tenant against Seller for Purchaser's entry into such tenant's premises or any interference with any tenant's use or damage to its premises or property in connection with Purchaser's review of the Property, and (ii) Purchaser's obligations pursuant to this Section 5.2. This Section 5.2 shall survive the Closing and/or any termination of this Agreement.


         5.3. SELLER DELIVERIES. Seller shall use its reasonable, good faith efforts to deliver to Purchaser or make available at the Property, at Seller's option, all of the items specified on Exhibit B, attached hereto (the "Documents"), within five (5) days after the Effective Date; provided, however, except as otherwise expressly set forth in Section 7.1 hereof, Seller makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in the information contained in such documents, if any, relating to the Property. Purchaser hereby waives any and all claims against Seller arising out of the accuracy, completeness, conclusions or statements expressed in materials so furnished and any and all claims arising out of any duty of Seller to acquire, seek or obtain such materials. Notwithstanding anything contained in the preceding sentence, Seller shall not deliver or make available to Purchaser Seller's internal memoranda, attorney-client privileged materials, internal appraisals and economic evaluations of the Property, and reports regarding the Property prepared by Seller or its affiliates solely for internal use or for the information of the investors in Seller. Purchaser acknowledges that any and all of the Documents that are not otherwise known by or available to the public are proprietary and confidential in nature and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Other than as may be required by law, Purchaser agrees not to disclose such non-public Documents, or any of the provisions, terms or conditions thereof, to any party outside of Purchaser's organization other than its agents, consultants, representatives and lenders, and its and their legal counsel. Purchaser shall return all of the Documents, on or before three (3) business days after the first to occur of (a) such time as Purchaser notifies Seller in writing that it shall not acquire the Property, or (b) such time as this Agreement is terminated for any reason. This
Section 5.3 shall survive any termination of this Agreement without limitation.


         5.4. INDEPENDENT EXAMINATION. Purchaser hereby acknowledges that it has been, or will have been given, prior to the termination of the Feasibility Period, a full, complete and adequate opportunity to make such legal, factual and other determinations, analyses, inquiries and investigations as Purchaser deems necessary or appropriate in connection with the acquisition of the Property. Purchaser is relying upon its own independent examination of the Property and all matters relating thereto and not upon any statements of Seller (excluding the limited matters expressly represented by Seller in Article VII hereof, or as otherwise expressly set forth herein) or of any officer, director, employee, agent or attorney of Seller with respect to acquiring the Property. Seller shall not be deemed to have represented or warranted the completeness or accuracy of any studies, investigations and reports heretofore or hereafter furnished to Purchaser. The provisions of this Section 5.4 shall survive Closing and/or termination of this Agreement.


         5.5. TERMINATION RIGHT. In the event that Purchaser determines that it does not desire to acquire the Property as a result of its analyses, inquiries, tests, investigations or inspections under Section 5.1, Purchaser shall provide written notice to Seller upon or before the end of the Feasibility Period, and subject to the Surviving Termination Obligations (as defined in Section 16.12 herein) this Agreement shall terminate, the Deposit shall be delivered to Purchaser and thereupon neither party shall have any further rights or obligations to the other hereunder. If Purchaser shall fail to timely notify Seller in writing of its election to terminate this Agreement on or before the expiration of the Feasibility Period, time being of the essence, the termination right described in this Section 5.5 shall be immediately null and void and of no further force or effect. Purchaser's failure to provide such notice on or before the end of the Feasibility Period shall constitute Purchaser's waiver of the herein-described termination right.


         5.6. COPIES OF REPORTS. As additional consideration for the transaction contemplated herein, Purchaser agrees that it will provide to Seller, within five (5) days following a written request therefore, copies of any and all final reports, tests or studies relating to the Property, including but not limited to those involving environmental matters. Purchaser shall provide Seller with a list of the reports, tests and studies to be undertaken on Purchaser's behalf and the additional cost, if any, of having each such report addressed to both Seller and Purchaser, and Seller may elect to pay such additional cost, in which event Purchaser shall cause such report(s) to be addressed to both parties. Notwithstanding any provision of this Agreement, no termination of this Agreement shall terminate Purchaser's obligations pursuant to the foregoing sentence.

                                   ARTICLE VI.

                            Title and Survey Matters


         6.1. TITLE. Purchaser hereby acknowledges receipt of copies of Seller's most recent title insurance commitment and/or policy covering the Property. Within three (3) days from the Effective Date, Purchaser shall apply for a title insurance commitment (the "Commitment") for an Owner's Policy of Title Insurance, issued by Commonwealth Land Title Insurance Company (National Business Unit) (the "Title Company"), covering the Real Property, together with a copy of all exceptions set forth therein. Purchaser shall notify Seller no later than twenty five (25) days after the Effective Date in writing of any title exceptions identified in the Commitment which Purchaser disapproves. Any exception not disapproved in writing within such time period shall be deemed approved by Purchaser and shall constitute a "Permitted Exception" hereunder. Purchaser and Seller hereby agree that (i) all non-delinquent property taxes and assessments, (ii) the rights of the tenants under the Leases and Approved New Leases, and (iii) all matters created by or on behalf or Purchaser, including, without limitation, any documents or instruments to be recorded as part of any financing for the acquisition of the Property by Purchaser shall constitute "Permitted Exceptions" (subject to appropriate prorations for taxes and assessments as hereinabove provided). Without Seller's prior written consent, Purchaser shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or the use or development thereof other than a township or municipal officer's zoning certificate, for which Purchaser may apply, provided that (i) such application or certificate does not by its terms require an inspection of the Property and
(ii) Purchaser does not receive prior notice from the zoning authority that a request for such certificate will cause an inspection of the Property. It is acknowledged that the matters on Exhibit D attached hereto are exceptions to title as shown on Seller's title policy. Seller shall have no obligation in connection with this Agreement to modify such matters, and Purchaser shall have no obligation to accept such matters unless Purchaser shall fail to object thereto in accordance with this Agreement. Not later than five (5) business days after receipt of notice of disapproval from Purchaser, Seller shall notify Purchaser in writing of any disapproved title exceptions which Seller is unable or unwilling to cause to be removed or insured against prior to or at Closing and, with respect to such exceptions, Purchaser then shall elect, by giving written notice to Seller within three (3) days thereafter, (x) to terminate this Agreement, or (y) to waive its disapproval of such exceptions, in which case such exceptions shall then be deemed to be Permitted Exceptions. Purchaser's failure to give such notice shall be deemed an election to waive the disapproval of any such exception. In the event Purchaser elects to terminate this Agreement in accordance with clause (x) above, the Deposit, plus all interest accrued thereon, shall be immediately refunded to Purchaser; provided, however, that Purchaser shall be responsible for any title fees. Seller shall be obligated to cause to be discharged, insured against or bonded over any monetary liens encumbering the Property prior to Closing; provided, however, Seller may only bond over or insure over liens in an amount less than or equal to $1 million for each of Oxford, Springhouse, Greentree and Highlands (other than liens which are insured over by the title company pursuant to a pay-off letter from an institutional mortgage lender which shall not be subject to the $1 million limitation). Notwithstanding the foregoing, in the event such title encumbrance results from a matter willfully caused by Seller from and after the Effective Date, Seller shall take affirmative action to cure such title defect. In addition, Seller shall cause the discharge of the existing mortgage encumbering Highlands in order to effect Closing hereunder, subject to an extension of the Closing Date with respect to Highlands only as set forth in
Section 16.22.


         6.2. SURVEY. Purchaser hereby acknowledges receipt of copies of surveys covering the Property. Purchaser shall, at its sole cost and expense, within three (3) days from the Effective Date, order a survey of the Real Property (the "Survey"). If the Survey discloses any matters which are unacceptable to Purchaser, Purchaser shall notify Seller in writing within twenty five (25) days after the Effective Date. Purchaser shall furnish a copy of the Survey to Seller and the Title Company of any matters identified on the Survey which Purchaser disapproves. Any survey matter not disapproved in writing within said time period shall be deemed approved by Purchaser and shall constitute a "Permitted Exception" hereunder. Seller may, not later than ten (10) days after receipt of notice of disapproval from Purchaser, have the matters to which Purchaser has objected removed; provided, however, in no event will Seller be obligated to incur costs to do so.

                                  ARTICLE VII.

                  Representations and Warranties of the Seller


         7.1. SELLER'S REPRESENTATIONS. Seller represents and warrants that the following matters are true and correct as of the Effective Date with respect to the Property to the current actual knowledge of Seller.

         7.1.1. AUTHORITY. Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly authorized, executed and delivered by Seller, is the legal, valid and binding obligation of Seller, and does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject. All documents to be executed by Seller which are to be delivered at Closing (i) will be duly authorized, executed and delivered by Seller, (ii) will be legal, valid and binding obligations of Seller, and (iii) will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject.


         7.1.2. BANKRUPTCY OR DEBT OF SELLER. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally. Seller has received no written notice of (a) the filing of an involuntary petition by Seller's creditors, (b) the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, or (c) the attachment or other judicial seizure of all, or substantially all, of Seller's assets.


         7.1.3. ENVIRONMENTAL REPORTS. The reports listed on Exhibit F attached hereto constitute all of the reports prepared by third party environmental consultants within the last four (4) years in Seller's possession. Seller has received no written notice from any governmental authority that the Property is in violation of any federal, state and local laws, ordinances and regulations applicable to the Property with respect to hazardous or toxic substances (collectively, "Environmental Laws"), which violation has not been corrected. Notwithstanding the foregoing representations and warranties, the acts, if any, of Seller's past or current tenants shall not be imputed to Seller unless Seller shall have actual knowledge thereof.


         7.1.4. FOREIGN PERSON. Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code, and Seller agrees to execute any and all documents necessary or required by the Internal Revenue Service or Purchaser in connection with such declaration(s).


         7.1.5. EMPLOYMENT. Seller has no employees at the Property. Purchaser shall assume no liability or responsibility for Seller's employees.


         7.1.6. SERVICE CONTRACTS. Attached hereto as Exhibit O is a list prepared by The Flynn Company (the "Property Manager") of all Contracts. Unless otherwise directed by Purchaser on or before the end of the Feasibility Period, and except as hereinafter expressly provided, the Contracts shall not be terminated by Seller as of Closing but shall be assigned to and assumed by Purchaser at Closing. Anything in this Section 7.1.6 to the contrary notwithstanding, Seller represents and warrants that the management agreement with the Property Manager and all leasing agreements entered into by Seller or the Property Manager relating to the Property shall be terminated as of Closing.


         7.1.7. LEASES. Seller has received no notice of any oral or written leases affecting the Property other than the leases ("Leases") listed on the rent rolls attached hereto as Exhibits G-1 through G-4. Seller has not assigned, pledged, hypothecated or otherwise encumbered the Leases except as collateral for an existing mortgage upon the Property, if any, which shall be released of record at or before Closing. In reliance upon a certificate from the Property Manager and without any independent verification by Seller, Exhibits G-1 through G-4 set forth and the current balance of unapplied and unreturned security deposits from tenants being held by Seller and the amount of any prepaid rents under any of the Leases.


         7.1.8. COMPLIANCE WITH LAW. Seller has received no written notice of any violations issued by a Governmental Authority having jurisdiction over the Property which violation has not been corrected. Notwithstanding the foregoing representation and warranty, the knowledge, if any, of Seller's past or current tenants shall not be imputed to Seller unless Seller shall have actual knowledge thereof.


         7.1.9. INSURANCE. Attached hereto as Exhibit M are copies of insurance certificates summarizing Seller's insurance coverage with respect to the Property.


         7.1.10. OPERATING STATEMENT. Seller has previously delivered to Purchaser copies of Seller's unaudited annual operating statements with respect to the Property for the prior three (3) fiscal years.


         7.1.11. RIGHTS TO PURCHASE. Seller has not entered into any outstanding written agreements, options, rights of first refusal, conditional sales agreements or other agreements or arrangements regarding the purchase and sale of the Property, other than the Leases and such matters of record.


         7.1.12. NO LITIGATION. Seller has received no written notice of any lawsuits pending or threatened against or relating to the Property other than actions, if any, taken by Seller in connection with Seller's enforcement of lease obligations relating to tenant defaults set forth on Exhibits G-1 through G-4.


         7.1.13. CONDEMNATION. Seller has received no written notice of any condemnation or eminent domain proceeding pending or threatened with regard to any part of the Property.

         7.1.14. NO BROKERS. Seller has received no written notice of any unpaid brokerage commissions which will be due and payable to any person, firm, corporation or other entity with respect to or on account of any Leases except as indicated on Exhibits G-1 through G-4.


         7.1.15. COMPLETION OF TENANT IMPROVEMENT OBLIGAITONS. In reliance solely upon a certificate from the Property Manager and without independent verification by Seller, the Seller has completed the tenant improvements required to be completed as of the date hereof under the Leases, except as set forth on Exhibits G-1 through G-4.


         7.1.16. SELLER'S KNOWLEDGE. For purposes of this Agreement and any document delivered at Closing, whenever the phrases "to the best of Seller's knowledge", "to the current, actual knowledge of Seller" or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to the actual knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of Henry Brauer with respect to Springhouse, Oxford and Greentree and Pamela Deery with respect to Highlands.


         7.2. CHANGE IN REPRESENTATION/WAIVER. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges that Purchaser shall not be entitled to rely on any representation made by Seller in this Article VII to the extent, prior to Closing, Purchaser shall have or obtain actual knowledge of any information that was contradictory to such representation or warranty; provided, however, if Purchaser determines prior to Closing that there is a breach of any of the representations and warranties made by Seller above or learns of any pending legal proceedings or administrative actions or any violations of existing laws, ordinances, regulations and building, codes affecting the Property, then Purchaser may, at its option, by sending to Seller written notice of its election either (i) terminate this Agreement or (ii) waive such breach and/or conditions and proceed to Closing with no adjustment in the Purchase Price and Seller shall have no further liability as to such matter thereafter. In the event Purchaser terminates this Agreement for the reasons set forth above, the Deposit, plus all interest accrued thereon, shall be immediately refunded to Purchaser and neither Purchaser nor Seller shall thereafter have any other rights or remedies hereunder other than under Section 16.12 hereof. In furtherance thereof, Seller shall have no liability with respect to any of the foregoing representations and warranties to the extent that, prior to the Closing, Purchaser discovers or learns of information (from whatever source, including, without limitation, the property manager , the tenant estoppel certificates delivered pursuant to Section 10.2.4 below, as a result of Purchaser's due diligence tests, investigations and inspections of the Property, or disclosure by Seller or Seller's agents and employees) that contradicts any of the foregoing representations and warranties, or renders any of the foregoing representations and warranties untrue or incorrect, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.


         7.3. SURVIVAL. The express representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing; provided, however, that (i) any alleged claim with respect to the truth, accuracy or completeness of such representations and warranties shall be brought to the attention of Seller in writing, if at all, on or before the date which is nine (9) months after the date of the Closing and, if not brought to the attention of Seller in writing on or before such date, thereafter shall be void and of no force or effect; provided further that in the event Purchaser notifies Seller of an alleged claim within said nine (9) month period pursuant to this Section 7.3, Purchaser may commence an action with respect to such claim, if at all, on or before that date which is twelve (12) months after the date of the Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect.

                                  ARTICLE VIII.

             Representations, Warranties and Covenants of Purchaser


         8.1. REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that the following matters are true and correct as of the Effective Date.

         8.1.1. AUTHORITY. Purchaser is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland. This Agreement has been duly authorized, executed and delivered by Purchaser, is the legal, valid and binding obligation of Purchaser, and does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject. All documents to be executed by Purchaser which are to be delivered at Closing, at the time of Closing will be duly authorized, executed and delivered by Purchaser, at the time of Closing will be legal, valid and binding obligations of Purchaser, and at the time of Closing will not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject.


         8.1.2. BANKRUPTCY OR DEBT OF PURCHASER. Purchaser represents and warrants to Seller that Purchaser has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser's assets, suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.


         8.1.3. ERISA COMPLIANCE. Purchaser represents and warrants to Seller that (i) Purchaser is not a "plan" nor an entity holding or deemed to hold "plan assets" (as those terms are defined under the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations issued thereunder, collectively, "ERISA") and that upon the Closing under this Agreement, the Property shall not constitute such "plan assets" and (ii) Purchaser shall not assign the right to acquire the Property pursuant to this Agreement unless such assignee is not a "plan" nor an entity holding or deemed to hold "plan assets" (in each case, as defined above), nor a "fiduciary" (as defined in section 3(21) of ERISA) of any "employee benefit plan" (as defined in section 3(3) of ERISA), other than for a plan maintained for the benefit of such assignee's employees, former employees or beneficiaries, or the employees, former employees or beneficiaries of a member of the "controlled group" that includes such assignee (as defined in section 412(n)(6)(B) of the Internal Revenue Code of 1986, as amended). Seller shall not have any obligation to close the transaction contemplated by this Agreement if the transaction for any reason constitutes a prohibited transaction under ERISA or if Purchaser's representation is found to be false or misleading in any respect or if Purchaser breaches the foregoing covenant relating to assignment. The foregoing representation, warranty and covenant shall survive the Closing.


         8.2. NO FINANCING CONTINGENCY. It is expressly acknowledged by Purchaser that this transaction is not subject to any financing contingency, and no financing for this transaction shall be provided by Seller. Purchaser has heretofore delivered to Seller true and correct copies of its most recent annual financial statements.


         8.3. PURCHASER'S ACKNOWLEDGMENT. Purchaser acknowledges and agrees that, except as expressly provided in this Agreement, Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (b) the income to be derived from the Property, (c) the suitability of the Property for any and all activities and uses which purchaser may conduct thereon, (d) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, the Americans with Disabilities Act and any rules and regulations promulgated thereunder or in connection therewith, (e) the habitability, merchantability or fitness for a particular purpose of the Property, or (f) any other matter with respect to the Property, and specifically that Seller has not made, does not make and specifically disclaims any representations regarding solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of any hazardous substance, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and applicable state laws, and regulations promulgated thereunder. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement, having been given the opportunity to inspect the Property, Purchaser will be relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller other than as expressly set forth herein. Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement, and as a material inducement to the execution and delivery of this Agreement by Seller, the sale of the Property as provided for herein is made on an "AS IS, WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS." Purchaser acknowledges, represents and warrants that Purchaser is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement; that Purchaser freely and fairly agreed to this acknowledgment as part of the negotiations for the transaction contemplated by this Agreement; that Purchaser is represented by legal counsel in connection with this transaction and Purchaser has conferred with such legal counsel concerning this waiver.


         8.4. PURCHASER'S RELEASE. Effective as of the date of Closing, Purchaser on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, Seller's investment manager, property manager, the partners, trustees, shareholders, beneficiaries, directors, officers, employees, attorneys and agents of each of them, and their respective heirs, successors, personal representatives and assigns from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property, (ii) the condition of title to the Property, (iii) the presence on, under or about the Property of any Hazardous Substance, or (iv) the Property's compliance with any applicable federal, state or local law, rule or regulation, except such as arises out of breach of any of the representations and warranties of Seller set forth in Article VII or elsewhere in this Agreement, or Seller's fraud or intentional tortious wrongdoing. The terms and provisions of this Section 8.4 shall survive Closing and/or termination of this Agreement.

         8.5. SURVIVAL. The express representations and warranties made in this Agreement by Purchaser shall not merge into any instrument of conveyance delivered at the Closing; provided, however, that any alleged claim with respect to the truth, accuracy or completeness of such representations and warranties (except for the representation and warranty set forth in Section 8.1.3) shall be brought to the attention of Purchaser in writing, if at all, on or before the date which is nine (9) months after the date of the Closing and, if not brought to the attention of Purchaser in writing on or before such date, thereafter shall be void and of no force or effect; provided further that in the event Seller notifies Purchaser of an alleged claim within said nine (9) month period pursuant to this Section 8.5, Seller may commence an action with respect to such claim, if at all, on or before that date which is twelve (12) months after the date of the Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect. The representation and warranty set forth in Section 8.1.3 hereof shall survive Closing and/or termination of this Agreement.

                                   ARTICLE IX.

                      Seller's Interim Operating Covenants.


         9.1. OPERATIONS. Seller agrees to continue to operate, manage and maintain the Improvements through the Closing Date in the ordinary course of Seller's business and substantially in accordance with Seller's present practice, subject to ordinary wear and tear and further subject to Article XII of this Agreement.


         9.2. MAINTAIN INSURANCE. Seller agrees to maintain until the Closing Date fire and extended coverage insurance and rent loss insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Real Property and the Improvements as of the Effective Date. Subject to the provisions of Article IV and Article VI hereof, Seller shall pay, in the ordinary course of business, prior to Closing, all sums due for work, materials or services furnished to the Property.


         9.3. PERSONAL PROPERTY. Seller agrees not to transfer or remove any Personal Property from the Improvements after the Effective Date except for repair or replacement thereof. Any items of Personal Property replaced after the Effective Date shall be promptly installed prior to Closing and shall be of substantially similar quality (and of at least comparable condition) to the item of Personal Property being replaced.


         9.4. NO SALES. Except for the execution of Leases pursuant to Section 9.5, Seller agrees that it shall not convey any interest in the Property to any third party.

         9.5. TENANT LEASES. Seller shall not, from and after the Effective Date, (i) grant any consent or waive any material rights under the Leases, (ii) terminate any Lease, or (iii) enter into a new lease, modify an existing Lease or renew, extend or expand an existing Lease, in each case without the prior written approval of Purchaser (an "Approved New Lease"), which in each case shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed granted if the effective annual rent under such lease or lease modification or renewal conforms to the effective annual rent set forth on the Leasing Guidelines attached hereto as Exhibit N or if Purchaser fails to respond to a request for approval within five (5) business days after receipt of the request therefor together with a summary of lease terms and credit information of the proposed tenant. In the event that Seller shall enter into, modify, renew, grant concessions or terminate a Lease prior to the expiration of the Feasibility Period, it shall promptly notify Purchaser in writing thereof. Notwithstanding the foregoing, Seller may enter into tenant leases so long as such leases are within the Leasing Guidelines.


         9.6. ALTERATIONS. Seller shall not make or permit to be made any alteration, improvement or addition with a value in excess of Fifty Thousand Dollars ($50,000.00) to any of Oxford, Springhouse, Greentree or Highlands, without the prior written consent of Purchaser, except those made by Seller pursuant to the express requirements of this Agreement, those made by tenants pursuant to the right to do so under their Leases, or by Seller if required by applicable law or ordinance, or as required under any Lease or Approved New Lease.

         9.7. BILL TENANTS. Seller shall bill all tenants for all rent due and payable under Leases, and shall use commercially reasonable efforts to collect any rent in arrears.


         9.8. NOTICE TO PURCHASER. Seller shall instruct the Property Manager to notify Purchaser of the occurrence of any of the following:


                  (i) a fire or other casualty causing damage to the Property or any portion thereof;


                  (ii) receipt of written notice of eminent domain proceedings or condemnation of or affecting the Property, or any portion thereof;


                  (iii) receipt of written notice from any Governmental Authority of a violation of law;


                  (iv) receipt of written notice of any actual or threatened litigation which would affect the Property or any portion thereof after Closing; or

                  (v) termination of any lease prior to the expiration of its term.

         9.9. COMPLY WITH LEASES. Seller shall timely perform all obligations of landlord as required by the Leases or by any order or direction of any governmental authority having jurisdiction thereof, subject to the provisions of
Article IV and Article VI hereof.

         9.10. NO NEW AGREEMENTS. Except for (i) agreements which can be terminated upon not more than thirty (30) days' notice and (ii) tenant leases (to the extent permitted under the terms of this Agreement), Seller shall not enter into any other agreements which affect the Property or the transactions contemplated by this Agreement, without the prior written consent of Purchaser.


         9.11. TAX DISPUTES. Seller shall notify Purchaser of any tax assessment disputes (pending or threatened) prior to Closing, and shall not consent to any changes in the real estate tax assessment, nor settle, withdraw or otherwise compromise any pending claims with respect to prior tax assessments, without Purchaser's prior written consent. If any proceedings (either prior to or after Closing) shall result in any reduction of assessment and/or tax for the tax year in which the Closing occurs, it is agreed that the amount of tax savings or refund for such tax year, less the reasonable fees and disbursements in connection with such proceedings, shall be apportioned between the parties as of the date real estate taxes are apportioned under this Agreement.

                                   ARTICLE X.

                               Closing Conditions


         10.1. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement to sell the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date except to the extent that any of such conditions may be waived by Seller in writing at Closing.


         10.1.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. All representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date. Any changes to such representations disclosed by Purchaser pursuant to Section 11.1.5 shall be acceptable to Seller in its sole discretion, and Purchaser shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser prior to the Closing Date.

         10.1.2. NO ORDERS. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any Authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.


         10.2. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser under this Agreement to purchase the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Purchaser in writing at Closing.


         10.2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. All representations and warranties of Seller in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date. Any changes to such representations disclosed by Seller pursuant to Section 11.2.5 shall be acceptable to Purchaser in its sole discretion, and Seller shall have performed and complied in all material respects with all covenants and agreement required by this Agreement to be performed or complied with by Seller prior to the Closing Date.


         10.2.2. NO ORDERS. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any Governmental Authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.


         10.2.3. ISRA NON-APPLICABILITY LETTER. Purchaser shall have received from Seller a written non-applicability letter with respect to ISRA issued within forty (40) days after the Effective Date by the New Jersey Department of Environmental Protection in connection with the contemplated sale and purchase of Greentree and Highlands.


         10.2.4. TENANT ESTOPPELS. Purchaser shall have received estoppel certificates substantially in the form attached hereto as Exhibit C (reporting information consistent with Seller's representations herein, if any, the rent rolls attached hereto, and the Leases heretofore delivered), from tenants occupying at least eighty percent (80%) of the leased rentable space in each Property specifically including the following tenants (the "Specified Tenants"):
(i) at Greentree: Counseling Program; (ii) at Oxford: Ecogen, Computer Hardware Maintenance, DiMark, Inc.; (iii) at Springhouse: Bisys, Ecta Corp. and Siemens Energy and (iv) at Highlands: U.S. Postal Service, Walpole, Inc., MBO Binder and Pepsico. Notwithstanding the foregoing, at Seller's sole option, Seller may provide its own estoppel ("Seller's Estoppel") in the form attached as Exhibit L to Purchaser with respect to any or all tenants other than the Specified Tenants in satisfaction of the foregoing requirements. In the event that, after the Closing, Seller delivers to Purchaser a tenant estoppel certificate from a tenant for whom Seller executed a Seller's Estoppel at the Closing, and such tenant estoppel certificate contains no information which is contradictory to or inconsistent with the information contained in the Seller's Estoppel, then Seller thereafter shall be released from all liability relating to Seller's Estoppel with respect to such tenant's Lease.


         10.2.5. TITLE POLICY. Upon recordation of the Deed and payment of the title insurance premiums, the Title Company shall be prepared to issue to Purchaser an Owner's Policy of Title Insurance insuring Purchaser good and marketable fee simple title to the Property subject only to the Permitted Exceptions.


         10.2.6. POSSESSION OF THE PROPERTY. Delivery by Seller of possession of the Property, subject to the Permitted Exceptions and the rights of tenants under the Leases.

                                   ARTICLE XI.

                                     Closing


         11.1. PURCHASER'S CLOSING OBLIGATIONS. Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to Seller at Closing the following:


         11.1.1. The Purchase Price, after all adjustments are made at the Closing as herein provided, by wire transfer or other immediately available federal funds, which amount shall be received in escrow by the Title Company on or before 11:00 a.m. local time.


         11.1.2. A blanket conveyance and bill of sale, substantially in the form attached hereto as Exhibit I (the "General Assignment"), duly executed by Purchaser (with reciprocal indemnities by Purchaser and Seller), conveying and assigning to Purchaser the Personal Property, the Leases, the Contracts, the records and plans, and the Intangible Property.


         11.1.3. Evidence reasonably satisfactory to Seller and the Title Company that the person executing the Closing documents on behalf of Purchaser has full right, power and authority to do so.


         11.1.4. Written notice executed by Purchaser and addressed to the tenants, (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for any security deposits identified in the rent roll, and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor.


         11.1.5. A certificate indicating that the representations and warranties set forth in Article VIII are true and correct on the Closing Date, or, if there have been changes, describing such changes.


         11.1.6. Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.


         11.2. SELLER'S CLOSING OBLIGATIONS. Seller, at its sole cost and expense, shall deliver or cause to be delivered to Purchaser the following:


         11.2.1. A deed (the "Deed") in recordable form properly executed by Seller conveying to Purchaser the Land and Improvements in fee simple subject only to the Permitted Exceptions, substantially in the forms attached hereto as Exhibit H-1 and H-2, as appropriate.


         11.2.2. The General Assignment, duly executed by Seller, conveying and assigning to Purchaser the Personal Property, the Leases, the Contracts, the records and plans and the Intangible Property.


         11.2.3. Written notice executed by Seller and addressed to the tenants,
(i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for any security deposits identified in the rent roll, and (iii) indicating that rent should thereafter be paid to Purchaser. substantially in the form attached hereto as Exhibit J.


         11.2.4. Evidence reasonably satisfactory to Purchaser and the Title Company that the person executing the Closing documents on behalf of Seller has full right, power and authority to do so.


         11.2.5. A certificate indicating that the representations and warranties set forth in Article VII are true and correct on the Closing Date, or, if there have been changes, describing such changes.


         11.2.6. A certificate substantially in the form attached hereto as Exhibit K ("Non-foreign Entity Certification") certifying that Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended.


         11.2.7. The following items, to the extent in Seller's possession: (i) all keys, combinations and security codes for all locks and security devices on the Property which are in Seller's possession; (ii) all tenant files, operating reports, plans and specifications and other materials reasonably necessary to the continuity of operation of the Property; (iii) the originals (or copies where originals are not available) of the Leases, the service contracts and the licenses and permits; and (iv) certificates of insurance from the tenants in Seller's possession. Seller shall certify that a copy of a Lease is true, correct and complete to its knowledge with respect to those Leases for which Purchaser has not received an original Lease, a tenant estoppel certificate so certifying as to such Lease, or a Seller's Estoppel.


         11.2.8. Such affidavits of title as shall be required by the Title Company to insure Purchaser's title to the Property as set forth in Section 10.2.5, and to provide affirmative endorsements against mechanic's liens.


         11.2.9. A rent roll updated as of not more than three (3) business days prior to the Closing Date, certified by Seller as true and correct.


         11.2.10. Evidence as required by the title company of the good standing and existence of Seller and the due authority of those executing for Seller.


         11.2.11. Current tax bills and, if available, tax bills for each of the past two (2) years of Seller's ownership of the Property.


         11.2.12. Such other documents as are specified in this Agreement, or as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

                                  ARTICLE XII.

                                  Risk of Loss


         12.1. CONDEMNATION AND CASUALTY. If, prior to the Closing Date, all or any portion of the Property is taken by condemnation or eminent domain, or is the subject of a pending taking which has not been consummated, or is destroyed or damaged by fire or other casualty, Seller shall notify Purchaser of such fact promptly after Seller obtains knowledge thereof. If such condemnation or casualty is "Material" (as hereinafter defined), Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than fifteen
(15) days after receipt of Seller's notice, or the Closing Date, whichever is earlier. If this Agreement is terminated, the Deposit shall be returned to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations to the other hereunder except with respect to the Surviving Termination Obligations. If this Agreement is not terminated, Seller shall not be obligated to repair any damage or destruction but (x) Seller shall assign and turn over to Purchaser all of the insurance proceeds (and shall credit Purchaser with the full amount of Seller's insurance deductible, if any, as set forth below) or condemnation proceeds, as applicable, net of any costs of repairs and net of reasonable collection costs other than attorneys' fees (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty or condemnation including any rent abatement insurance for such casualty or condemnation and (y) the parties shall proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price except for a credit in the amount of the applicable insurance deductible. Seller hereby covenants and agrees that after the end of the Feasibility Period if Purchaser has elected to proceed to Closing and has waived its right to terminate this Agreement pursuant to Section 5.5, Seller shall be required to obtain Purchaser's prior approval of the settlement of any insurance or condemnation proceeds and repairs to the Property resulting from a casualty or condemnation, such approval not to be unreasonably withheld, conditioned or delayed and which shall be deemed granted if Purchaser fails to respond to a request for approval within five (5) business days after receipt of the request therefor.


         12.2. CONDEMNATION NOT MATERIAL. If the condemnation is not Material, then the Closing shall occur without abatement of the Purchase Price and, after deducting Seller's reasonable costs and expenses incurred in collecting any award, Seller shall assign all remaining awards or any rights to collect awards to Purchaser on the Closing Date.


         12.3. CASUALTY NOT MATERIAL. If the Casualty is not Material, then the Closing shall occur without abatement of the Purchase Price except for a credit in the amount of the applicable deductible and Seller shall not be obligated to repair such damage or destruction and Seller shall assign and turn over to Purchaser all of the insurance proceeds net of any costs of repairs and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or such casualty including any rent abatement insurance for such casualty.


         12.4. MATERIALITY. For purposes of this Article XII (i) with respect to a taking by condemnation or eminent domain, the term "Material" shall mean any taking whatsoever, regardless of the amount of the award or the amount of the Property taken, excluding, however, any taking solely of (x) subsurface rights or takings for utility easements or right of way easements, if the surface of the Property, after such taking, may be used in substantially the same manner as though such rights had not been taken, or (y) a lease of less than 25,000 rentable square feet for a term of less than five years, and (ii) with respect to a casualty, the term "Material" shall mean any casualty such that the cost of repair, as reasonably estimated by Seller's engineer, is in excess of One Million Dollars ($1,000,000.00).

                                  ARTICLE XIII.

                                     Default


         13.1. DAFAULT BY SELLER. In the event the Closing and the transactions contemplated hereby do not occur as provided herein by reason of the default of Seller, Purchaser may elect, as the sole and exclusive remedy of Purchaser, to
(i) terminate this Agreement and receive the Deposit from the Escrow Agent, and in such event Seller shall not have any liability whatsoever to Purchaser hereunder other than with respect to the Surviving Termination Obligations or
(ii) enforce specific performance of this Agreement. If specific performance is not available as a remedy hereunder due solely to Seller's willful or intentional breach hereunder, then, upon termination of this Agreement by Purchaser, in addition to receiving the immediate return of the Deposit, anything in the Agreement contained to the contrary notwithstanding, Purchaser shall also receive from Seller, upon demand, Purchaser's actual, documented out-of-pocket costs and expenses associated with conducting its due diligence relating to the Property (but expressly excluding legal fees incurred in connection with negotiating this Agreement). Seller's maximum reimbursement liability under this Section 13.1 shall not exceed Seventy Five Thousand Dollars ($75,000.00).


         13.2. DEFAULT BY PURCHASER. In the event the Closing and the transactions contemplated hereby do not occur as provided herein by reason of any default of Purchaser, Purchaser and Seller agree it would be impractical and extremely difficult to fix the damages which Seller may suffer. Therefore, Purchaser and Seller hereby agree a reasonable estimate of the total net detriment Seller would suffer in the event Purchaser defaults and fails to complete the purchase of the Property is and shall be, as Seller's sole and exclusive remedy (whether at law or in equity), a sum equal to the Deposit. Upon such default by Purchaser, Seller shall have the right to receive the Deposit from the Escrow Agent as its sole and exclusive remedy and thereupon this Agreement shall be terminated and neither Seller nor Purchaser shall have any further rights or obligations hereunder except with respect to the Surviving Termination Obligations. The amount of the Deposit shall be the full, agreed and liquidated damages for Purchaser's default and failure to complete the purchase of the Property, all other claims to damages or other remedies being hereby expressly waived by Seller. Notwithstanding the foregoing, nothing contained herein shall limit Seller's remedies at law or in equity as to the Surviving Termination Obligations.

                                  ARTICLE XIV.

                                     Brokers


         14.1. BROKERS. Purchaser and Seller each represents and warrants to the other that it has not dealt with any person or entity entitled to a brokerage commission, finder's fee or other compensation with respect to the transaction contemplated hereby other than The Flynn Company whose compensation shall be the sole responsibility of Purchaser, and who shall be paid only upon the Closing of the purchase and sale contemplated hereby pursuant to a separate agreement. Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred by Seller by reason of any breach or inaccuracy of the Purchaser's (or its nominee's) representations and warranties contained in this Article XIV. Seller hereby agrees to indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of Seller's representations and warranties contained in this Article
XIV. Seller and Purchaser agree that it is their specific intent that no broker shall be a party to or a third party beneficiary of this Agreement or the Deposit, that no broker shall have any rights or cause of action hereunder, and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement. The provisions of this Article XIV shall survive the Closing and/or termination of this Agreement.

                                   ARTICLE XV.

                                 Confidentiality


         15.1. CONFIDENTIALITY. Seller and Purchaser each expressly acknowledges and agrees that the transactions contemplated by this Agreement, the Documents that are not otherwise known by or readily available to the public and the terms, conditions and negotiations concerning the same shall be held in the strictest confidence by each of them and shall not be disclosed by either party except to its respective legal counsel, surveyor, title company, broker, accountants, consultants, lenders and their counsel, officers, partners, directors, trustees and shareholders, (the "Authorized Representatives") and except and only to the extent that such disclosure may be necessary for such party's performance hereunder. Purchaser agrees that it shall instruct in writing each of its Authorized Representatives to maintain the confidentiality of such information and that it shall promptly inform Seller of the identity of each such Authorized Representative. Purchaser further acknowledges and agrees that, unless and until the Closing occurs, all information and materials obtained by Purchaser in connection with the Property that are not otherwise known by or readily available to the public will not be disclosed by Purchaser to any third persons (other than to its Authorized Representatives) without the prior written consent of Seller. If the transaction contemplated by this Agreement does not occur for any reason whatsoever, Purchaser shall promptly return to Seller, and shall instruct its Authorized Representatives to return to Seller, all copies and originals of all documents and information provided to Purchaser. Nothing contained in this Section 15.1 or elsewhere in this Agreement shall preclude or limit either party from disclosing or accessing any information otherwise deemed confidential under this Section 15.1 in connection with the party's enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with Authorities required by reason of the transactions provided for herein. The provisions of this Section 15.1 shall survive any termination of this Agreement.


         15.2. POST CLOSING PUBLICATIONS. Notwithstanding the foregoing, following Closing, Purchaser shall have the right to announce the acquisition of the Property in newspapers and real estate trade publications (including "tombstones") publicizing the purchase provided that Purchaser shall consult with Seller with respect to any such notice or publication, and shall reasonably consider any comments or objections of Seller. The provisions of this Section
15.2 shall survive Closing and/or any termination of this Agreement.

                                  ARTICLE XVI.

                                  Miscellaneous


         16.1. NOTICES. Any and all notices, requests, demands or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by facsimile delivery (with confirmation by hard copy), by overnight courier, or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof) (the date of such notice shall be the date of actual delivery to the recipient thereof):

                  To Purchaser:     Brandywine Realty Trust
                                    16 Campus Boulevard
                                    Suite 150
                                    Newtown Square, PA  19073
                                    Attn:  Mr. Gerard H. Sweeney,
                                    President and CEO
                                    Fax No.: (610) 325-5622

                  With a copy to:   Pepper, Hamilton & Scheetz LLP
                                    3000 Two Logan Square
                                    18th and Arch Streets
                                    Philadelphia, PA  10103
                                    Attn:  Eric L. Stern, Esquire
                                    Fax No.: (215) 981-4750

                  To Seller:        Advent Realty Limited Partnership and
                                    Advent Realty Limited Partnership II
                                    c/o TA Associates Realty
                                    45 Milk Street
                                    6th Floor
                                    Boston, MA 02109
                                    Attn:  Mr. Andrew M. Neher
                                    Fax No.:  (617) 338-5054

                  With a copy to:   Bingham, Dana & Gould LLP
                                    1200 Nineteenth Street, N.W.
                                    Suite 400
                                    Washington, D.C. 20036
                                    Attn:  Barry P. Rosenthal, Esq.
                                    Fax No.:  (202) 778-6155

                  To Escrow Agent:  Commonwealth Land Title Insurance Company
                                    1700 Market Street - 22nd Floor
                                    Philadelphia, PA 19103
                                    Attn: M. Gordon Daniels, VP
                                    Fax No.: (215) 241-1641


         16.2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.


         16.3. HEADINGS. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.


         16.4. EFFECTIVE DATE. This Agreement shall be effective upon delivery of this Agreement fully executed by the Seller and Purchaser, which date shall be deemed the Effective Date hereof. Either party may request that the other party promptly execute a memorandum specifying the Effective Date.


         16.5. BUSINESS DAYS. If any date herein set forth for the performance of any obligations of Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or Federal holiday for which financial institutions or post offices are generally closed in the state where the Property is located.


         16.6. COUNTERPART COPIES. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.


         16.7. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.


         16.8. ASSIGNMENT. Purchaser may assign this Agreement to a subsidiary or affiliate entity, including without limitation, Brandywine Operating Partnership, L.P., but otherwise shall not have the right to assign the Agreement without Seller's prior written consent, which consent may be given or withheld in Seller's sole and absolute discretion; provided that Purchaser shall in no event be released from any of its obligations or liabilities hereunder as a result of any such approved or deemed-approved assignment. Whenever reference is made in this Agreement to Seller or Purchaser, such reference shall include the successors and assigns of such party under this Agreement.


         16.9. INTERPRETATION. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.


         16.10. ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. Each party reserves the right to waive any of the terms or conditions of this Agreement which are for their respective benefit and to consummate the transaction contemplated by this Agreement in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver must be in writing signed by the party for whose benefit the provision is being waived.


         16.11. SEVERABILITY. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.


         16.12. SURVIVAL. Except as otherwise specifically provided for in Sections 5.1, 5.2, 5.3, 5.4, 7.3, 8.3, 8.7, 12.1, 14, 15.1, 15.2 and 16.16
(collectively, the "Surviving Termination Obligations"), the provisions of this

Agreement and the representations and warranties herein shall not survive after the conveyance of title and payment of the Purchase Price but be merged therein.


         16.13. EXHIBITS. Exhibits A through O attached hereto are incorporated herein by reference.


         16.14. TIME. Time is of the essence in the performance of each of the parties' respective obligations contained herein.


         16.15. LIMITATION OF LIABILITY. The obligations of Seller are binding only on Seller and Seller's assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Seller, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Seller, or of any of Seller's employees or agents. All documents to be executed by Seller shall also contain the foregoing exculpation. The obligations of Purchaser are binding only on Purchaser and Purchaser's assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the trustees, partners, officers, directors, shareholders or beneficiaries of Purchaser, or of any trustees, partners, officers, directors, shareholders or beneficiaries of any partners of Purchaser, or of any of Purchaser's employees or agents. All documents to be executed by Purchaser shall also contain the foregoing exculpation.


         16.16. PREVAILING PARTY. Should either party employ an attorney to enforce any of the provisions hereof, (whether before or after Closing, and including any claims or actions involving amounts held in escrow), the non-prevailing party in any final judgment agrees to pay the other party's reasonable expenses, including reasonable attorneys' fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction. The provisions of this Section 16.16 shall survive Closing and/or any termination of this Agreement.



         16.17. ESCROW AGREEMENT. 16.17.1 INSTRUCTIONS. Within two (2) days after execution of this Agreement, Purchaser and Seller each shall deposit a copy of this Agreement executed by such party (or either of them shall deposit a copy executed by both Purchaser and Seller) with Escrow Agent, and upon receipt of the Initial Deposit from Purchaser, Escrow Agent shall immediately execute this Agreement where provided below. This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Agent by written agreement, shall constitute the escrow instructions. If any requirements relating to the duties or obligations of Escrow Agent hereunder are not acceptable to Escrow Agent, or if Escrow Agent requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for Purchaser and Seller shall mutually approve, which additional instructions shall not substantially alter the terms of this Agreement unless otherwise expressly agreed to by Seller and Purchaser.


         16.17.2. REAL ESTATE REPORTING PERSON. Escrow Agent is hereby designated the "real estate reporting person" for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent's duties as real estate reporting person.


         16.18. LIABILITY OF ESCROW AGENT. The parties acknowledge that the Escrow Agent shall be conclusively entitled to rely, except as hereinafter set forth, upon a certificate from Purchaser or Seller as to how the Deposit (which, for purposes of this Section shall be deemed to also include any other escrowed funds held by the Escrow Agent pursuant to this Agreement) should be disbursed. Any notice sent by Seller or Purchaser (the "Notifying Party") to the Escrow Agent shall be sent simultaneously to the other noticed parties pursuant to
Section 16.1 herein (the "Notice Parties"). If the Notice Parties do not object to the Notifying Party's notice to the Escrow Agent within ten (10) days after the Notice Parties' receipt of the Notifying Party's certificate to the Escrow Agent, the Escrow Agent shall be able to rely on the same. If the Notice Parties send, within such ten (10) days, written notice to the Escrow Agent disputing the Notifying Party's certificate, a dispute shall exist and the Escrow Agent shall hold the Deposit as hereinafter provided. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent's failure to disburse the Deposit if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Deposit, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit or interplead such funds into a court of competent jurisdiction pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure to any depository and shall not be otherwise liable except in the event of Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall be reimbursed on an equal basis by Purchaser and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the Deposit. The obligations of Seller and Purchaser with respect to the Escrow Agent are intended to be binding only on such parties and their respective assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, trustees, directors, shareholders or beneficiaries of Seller or Purchaser, or of any partners, officers, trustees, directors, shareholders or beneficiaries of any partners of Seller or Purchaser, or of any of Seller's or Purchaser's employees or agents.


         16.19. NO RECORDING. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.


         16.20. WAIVER OF TRIAL BY JURY. The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.


         16.21. [INTENTIONALLY OMITTED.]

         16.22. SEVERAL OBLIGATIONS OF SELLER. Purchaser hereby acknowledges and agrees that Fund I and Fund II are referred to collectively in this Agreement as Seller merely for the sake of convenience. Notwithstanding any provision to the contrary in this Agreement, the parties agree and acknowledge that the obligations of Fund I and Fund II under this Agreement are several obligations only and not joint obligations. Fund I makes the representations and warranties contained herein, including, without limitation, the representations and warranties contained in Article VII of this Agreement, and undertakes the covenants and obligations contained herein, including, without limitation, the covenants set forth in Articles V, IX, XI and XIV of this Agreement, on its own behalf and solely with respect to Springhouse, Oxford and Greentree. Fund II makes the representations and warranties contained herein, including, without limitation, the representations and warranties contained in Article VII of this Agreement, and undertakes the covenants and obligations contained herein, including, without limitation, the covenants set forth in Articles V, IX, XI and XIV of this Agreement, on its own behalf and solely with respect to Highlands. Nothing contained in this Agreement shall make Fund I and Fund II obligated for the representations, warranties, covenants, obligations or liabilities of the other. Notwithstanding the foregoing, the parties hereby acknowledge that Purchaser need not seek the approval, consent or waiver of both Fund I and Fund II with respect to any approval, consent or waiver required hereunder; rather it shall be adequate if Purchaser obtains the approval, consent or waiver of the entity which owns the Property so affected.


         16.23. PORTFOLIO SALE. Seller and Purchaser hereby acknowledge that the Property is to be purchased in its entirety. In furtherance thereof, in the event that any condition precedent is not satisfied with respect to less than all of the Property, or any other condition arises with respect to less than all of the Property which entitles Purchaser to exercise its remedies under this Agreement, Purchaser shall have no right to purchase less than all of the Property. Notwithstanding the foregoing, the parties acknowledge that Seller must obtain the release from Seller's lender on or before Closing of the mortgage currently encumbering Highlands. In the event that Seller has not obtained such release prior to Closing, Seller shall have the right, to be exercised by delivering written notice to Purchaser not less than three (3) days prior to Closing, to extend the Closing Date, with respect to Highlands only, for a period not to exceed thirty (30) days in order to enable Seller to obtain said release. Said extension of time shall not apply to the Closing with respect to Oxford, Springhouse or Greentree, which shall take place in the time period and the manner and on such other terms as are set forth in this Agreement. If Seller has not obtained the release within said additional thirty (30) day period, then, Purchaser shall have the right, to be exercised by delivering written notice to Seller not less than three (3) days prior to the end of said thirty (30) day period, to extend the Closing Date, with respect to Highlands only, for a period not to exceed an additional thirty (30) days in order to enable Seller to obtain said release. In the event that Purchaser elects not to extend the Closing Date as set forth in the preceding sentence then this Agreement shall be deemed terminated and of no further force and effect with respect to Highlands.


         16.24. SEC REPORTING REQUIREMENTS. For the period of time commencing on the date hereof and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance written notice from Purchaser, provide Purchaser and its representatives with (i) access to all financial and other information pertaining to the period of Seller's ownership and operation of the Property, which information is relevant and necessary, in the opinion of Purchaser's outside third party accountants (the "Accountants") to enable Purchaser and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable; (b) any other rule issued by the Commission and applicable to the Purchaser; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Purchaser; and (ii) a representation letter, in form specified by, or otherwise reasonably satisfactory to the Accountants, signed by the individual(s) responsible for Seller's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Seller's financial statements. Purchaser shall indemnify Seller upon demand for all liabilities, obligations, costs and expenses actually incurred by Seller in connection with (i) Seller's compliance with its obligations under this Section 16.24, (ii) any claims made under this Section
16.24 and (iii) any claims made with respect to the representation letter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date or dates set forth below.

WITNESS:                                  SELLER:

                                          ADVENT REALTY LIMITED
                                          PARTNERSHIP, a Delaware limited
                                          partnership

                                          By: Advent Realty G.P. Limited
                                              Partnership, a Delaware limited
                                              partnership, general partner

                                              By: TA Associates Realty Group
                                                   Limited Partnership, a
                                                   Delaware limited partnership,
                                                   its sole general partner



/s/ Erica H. Weiss                                         By: /s/ Michael Ruane
---------------------------                                   ------------------
                                                           Michael Ruane
                                                           General Partner

                                          DATE:  April 7, 1997
                                          Tax I.D. No. 51-0305555

                                          ADVENT REALTY LIMITED
                                          PARTNERSHIP II, a Delaware limited
                                          partnership

                                          By: Advent Realty G.P. II Limited
                                              Partnership, a Delaware limited
                                              partnership, general partner

                                              By: Advent Realty, Inc., a
                                                  Massachusetts corporation, its
                                                  sole general partner



/s/ Erica H. Weiss                                       By: /s/ Andrew M. Neher
---------------------------                                 --------------------
                                                         Andrew M. Neher
                                                         Senior Vice President

                                              By: Advent Real Estate Investment
                                                  Texas Corporation, a Texas
                                                  corporation, general partner



/s/ Erica H. Weiss                                      By: /s/ Andrew M. Neher
---------------------------                                --------------------
                                                           Andrew M. Neher
                                                           Senior Vice President

                                              DATE:  April 7, 1997
                                              Tax I.D. No. 04-3092357



                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

                                         PURCHASER:
WITNESS:
                                         BRANDYWINE REALTY TRUST,
                                         a Maryland real estate investment trust



/s/ Brian A. Belcher                           By: /s/ Gerard H. Sweeney
---------------------------                       -----------------------
                                                       Gerard H. Sweeney
                                                       President and CEO
                                                       DATE:  April 7, 1997
                                                       Tax I.D. #23-2862640

         The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging receipt of the Deposit and its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.

ESCROW AGENT:

COMMONWEALTH LAND TITLE
INSURANCE COMPANY

By:     /s/ M. Gordon Daniels
       -----------------------
Title:  Vice President
       -----------------------
Date:   4/7/97
       -----------------------